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                                                                   Exhibit 10.12


                              STANDSTILL AGREEMENT


        This STANDSTILL AGREEMENT (this "Agreement") is made as of April 28, 2000 (the "Effective Date") by and between Discovery Partners International, Inc., a California corporation ("DPII"), and Axys Pharmaceuticals, Inc., a Delaware corporation ("Axys").

                                    RECITALS

        WHEREAS, DPII, DPII Newco, LLC, a Delaware limited liability company ("Merger Sub"), Axys and Axys Advanced Technologies, Inc., a Delaware corporation ("AAT") have entered into that certain Agreement and Plan of Merger, dated as of April 11, 2000 (the "Merger Agreement"), pursuant to which Merger Sub is being merged with and into AAT (the "Merger") with the consequence that AAT will become a wholly-owned subsidiary of DPII (capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement);

        WHEREAS, the Merger Agreement requires that Axys and DPII enter into this Agreement as a condition to consummate the Merger and to consummate the other transactions contemplated by the Merger Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and in connection with the Closing under the Merger Agreement, the parties hereto agree as follows:

        1. Restricted Period. For a period ("Restricted Period") commencing with the date of this Agreement and ending on the later of the date Axys, together with all members of any "group" of which it is a member, first holds less than 5% of the then-outstanding Common Stock of the Company or the 10th anniversary of the date of this Agreement, neither Axys nor any of its Representatives (as defined below) on behalf of or as part of a "group" with Axys shall, without the prior written consent of DPII upon express authorization by DPII's Board of
Directors:

           (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of DPII or any subsidiary of DPII, or of any successor to or person in control of DPII;

           (b) make, or in any way participate, directly or indirectly, in any "solicitation" of shareholder written consents or of "proxies" to vote (as such terms are used in the rules of the Securities and Exchange Commission ("SEC")), or seek to advise or influence any person or entity with respect to the voting of any voting securities of DPII;


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           (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving DPII or any of its securities or assets (other than a disposition of its DPII shares);

           (d) form, join or in any way participate in a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in connection with any of the foregoing or the holding or voting of DPII voting securities;

           (e) otherwise act or seek to control or influence the management, Board of Directors or policies of DPII, except solely through the nomination of the DPII Directors which this Agreement entitles it to;

           (f) take any action that could reasonably be expected to require DPII to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above; or

           (g) publicly request DPII or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 1.

During the Restricted Period, Axys shall promptly advise DPII of any inquiry or proposal made to it with respect to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall prevent Axys from exercising, during any time before the first day any DPII stock is registered under the Exchange Act, any of Axys' express rights under DPII's Amended and Restated Shareholders' Agreement dated as of April 7, 2000 and/or DPII's Amended and Restated Investors' Rights Agreement dated as of April 7, 2000, in each case as amended through the exercise of such rights.

        2. Definitions. For purposes of this Agreement, (i) "Representative" shall mean, as to any person, its affiliated (within the meaning of SEC Rule
405) companies and its and their directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants); (ii) "person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual;
(iii) "voting securities" shall mean, with respect to DPII, at any time shares of any class of capital stock of DPII which are then entitled to vote generally in the election of directors.

        3. Securities Laws. Axys is aware, and will advise its Representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person may purchase or sell such securities in reliance upon such information.

        4. Legends. All DPII share certificates owned by Axys shall be imprinted with a legend stating that the shares are subject to this Agreement. Such shares shall also, if transferred to anyone other than to a Permitted Transferee, remain subject to this Agreement, and this Agreement shall be binding upon such transferee and such transferee's share certificate



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representing such shares shall be imprinted with the same legend. Such legend shall be removed as to shares which are sold to a Permitted Transferee. A "Permitted Transferee" is one who (a) acquires such shares in a Rule 144 Transaction or (b) is not a person affiliated with Axys or a member of a "group" which includes Axys and who acquires such shares in a Rule 144(k) or Rule 144A transaction or pursuant to an effective resale registration statement, or (c) is not a person affiliated with Axys or a member of a "group" which includes Axys, and who acquires such shares in a Section 4(1) or Section 4(1 1/2) transaction which does not Exceed the 5% Level, and is not the subject of a Schedule 13D or 13G report showing at the date of the transfer of shares by Axys to such transferee current beneficial ownership of at least 5% of DPII's Common Stock by such acquirer or any "group" of which such acquirer is a member. A transaction "Exceeds the 5% Level" if immediately after the transaction the acquirer, together with all other members of any "group" of which it is a member, will have acquired from Axys (including such transaction and also all previous transactions involving such acquirer and/or any member of the "group") more than 5% of the outstanding Common Stock of DPII (calculated as of the date of the transaction which is being tested).

        5. Director Elections. DPII agrees to include on its management slate of Director nominees, at each annual meeting of shareholders held while any DPII stock is registered under the Exchange Act, a number of persons designated by Axys as shall equal the number of Directors, if any, on DPII's Board of Directors which Axys could have elected solely on its own with the DPII shares originally owned by Axys as of April 28, 2000 and still then owned of record by it if cumulative voting were in effect; provided, that if such calculation would enable Axys to designate a number of nominees equal to one less than the number which would constitute a majority of the Board of Directors, Axys shall be entitled to designate one nominee fewer than what the calculation would have so indicated. Also, if DPII has a staggered Board of Directors, this Section shall not be applied literally, but instead shall be applied in a reasonable manner to reflect the parties' intentions with respect to the Board as a whole even though not all the Board seats are up for election each year. Axys agrees always to vote for, and to use its reasonable efforts to cause its Representatives to vote for, the entire management slate of Director nominees and not for any other persons.

        6. Miscellaneous.

           (a) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission with answer back confirmation or mailed (first class, postage prepaid) or by overnight courier to the parties at the following addresses or facsimile numbers:

           If to Axys, to:

                Axys Pharmaceuticals, Inc.
                180 Kimball Way
                South San Francisco, CA 94080
                Facsimile No.: (650) 829-1067
                Attention:  John Walker, Chairman and Chief Executive Officer

           with copy to:



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                Cooley Godward LLP
                Five Palo Alto Square
                3000 El Camino Real
                Palo Alto, CA  94306-2155
                Facsimile No.: (650) 857-6663
                Attention:  Alan C. Mendelson, Esq.

           If to DPII, to:

                Discovery Partners International, Inc.
                9640 Towne Centre Drive
                San Diego, CA  92121
                Facsimile No.: (858) 455-8088
                Attention:  Riccardo Pigliucci,
                Chief Executive Officer and President

           with copy to:

                Brobeck, Phleger & Harrison LLP
                12390 El Camino Real
                San Diego, CA  92130
                Facsimile No.: (858) 720-2555
                Attention:  Hayden J. Trubitt, Esq.

All such notices, requests and other communications will (i) if delivered personally or by overnight courier to the address as provided in this Section 4(a), be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 4(a), be deemed given upon sending, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 4(a), be deemed given two business days after mailing (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

           (b) Entire Agreement. This Agreement, the Merger Agreement (and all exhibits and schedules attached thereto) and all other documents delivered in connection herewith supersede all prior discussions and agreements among the parties with respect to the subject matter hereof and thereof and contain the sole and entire agreement among the parties hereto with respect thereto.

           (c) Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.



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           (d) Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

           (e) Third Parties. Axys Pharmaceuticals, Inc. shall be responsible for any violation of the provisions of this Agreement by any present or future affiliate (as defined in SEC Rule 405) of Axys Pharmaceuticals, Inc., excluding AAT.

           (f) Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

           (g) Severability. All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be excised from this Agreement; provided, however, that if the reason for such invalidity or unenforceability is that the affected provision calls for an excessive amount of time or money or area or an excessive breadth or scope of coverage or otherwise requires an excessive degree of any thing or imposes any excessively onerous restriction or requirement, the affected provision shall not be excised but instead shall be construed as if it were written so as to call only for the amount of money, time, area, breadth, scope and/or other thing, restriction or requirement (but nonetheless for the maximum possible amount of money, time, area, breadth, scope and/or other thing, restriction or requirement) which would render such provision valid and enforceable, all so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such excised or affected provision were not contained herein.

           (h) Governing Law, Consent to Jurisdiction and Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles. The parties hereto agree that all actions or proceedings arising in connection with this Agreement (as to proceedings initiated by Axys) shall be initiated and tried exclusively in the State and Federal courts located in the County of San Diego, State of California. The parties hereto agree that all actions or proceedings arising in connection with this Agreement (as to proceedings initiated by DPII) shall be initiated and tried exclusively in the State and Federal courts located in the County of San Francisco, State of California. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 4(h). Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of San Diego, State of California (as to proceedings initiated by Axys) or in the County of San Francisco, State of California (as to proceedings initiated by DPII) shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 4(h) by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the



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manner set forth in Section 4(a) of this Agreement for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law

           (i) Attorneys Fees. In the event suit or action is brought by any party under this Agreement to enforce or construe any of its terms, the prevailing party shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys fees incurred at and in preparation for arbitration, trial, appeal and review, such sum to be set by the arbitrator or court before which the matter is heard.

           (j) Construction. No provision of this Agreement shall be construed in favor of or against any party on the ground that such party or its counsel drafted the provision. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

           (k) Counterparts. This Agreement may be executed in counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

           (l) Reincorporation. Without limitation on any other rights of assignment, the parties acknowledge that (A) if DPII reincorporates in Delaware this Agreement shall be assigned to the new Delaware corporation and the rights and obligations of the parties shall persist as if all references herein to "DPII" were references to such Delaware corporation; and (B) Axys shall be allowed to make a bona fide pledge of its DPII Common Stock and Axys' rights under this Agreement may be assigned, on an indivisible basis, to any person if both the following conditions apply: (i) the assignment to such person is part of the enforcement against Axys' shares of DPII Common Stock of a security interest which Axys had, via a bona fide pledge, granted to a lender, and (ii) the assignee shall have executed a written agreement, reasonably satisfactory in form and substance to DPII, pursuant to which such person becomes a party to this Agreement (as then amended to date) and agrees to be bound by all the burdens thereof as if such assignee was "Axys" thereunder.



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        IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement as of the date first above written.



                                     DISCOVERY PARTNERS INTERNATIONAL, INC.,
                                     a California corporation

                                     By:    /s/ Riccardo Pigliucci
                                        ---------------------------------------
                                     Name:  Riccardo Pigliucci
                                           ------------------------------------
                                     Title: Chairman and CEO
                                            -----------------------------------



                                     AXYS PHARMACEUTICALS, INC.,
                                     a Delaware corporation

                                     By:    /s/ William J. Newell
                                        ---------------------------------------
                                     Name:  William J. Newell
                                           ------------------------------------
                                     Title: Senior Vice President
                                            -----------------------------------





                    [SIGNATURE PAGE TO STANDSTILL AGREEMENT]